Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2018 RESULTS
Near Term Results Reflect Ongoing Traction of Strategic Growth Initiatives; Continued Investments to Drive Accelerated Growth in 2019

BRENTWOOD, Tenn., November 7, 2018 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the third quarter ended September 30, 2018.

•	Revenues increased 44.9% to $443.9 million

•	Same store revenues increased 11.4% over prior period

•	Surgical cases increased 13.9% to 127,199

•	Net loss attributable to common stockholders of $29.2 million

•	Adjusted EBITDA increased 153.8% to $59.0 million

•	Diluted net loss per share of $(0.61)

•	Adjusts full year 2018 Adjusted EBITDA guidance to $230 million - $235 million
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “Our third quarter results were highlighted by strong year over year revenue and surgical case growth, as well as same store volume growth, a trend which has carried over into October. We continue to advance our agenda both operationally and strategically, as we remain focused on pruning the portfolio, investing in our platforms and processes and deploying capital to continue to execute on our inorganic growth opportunities.”
Mr. DeVeydt continued, “Looking ahead to 2019, we firmly believe that the investments we have made in 2018 will drive organic growth across our business and leave us well positioned to make real progress towards our goal of becoming the trusted partner of choice for operating short stay surgical facilities across the United States.”
Tom Cowhey, Chief Financial Officer of Surgery Partners, commented, “Third quarter results demonstrated good progress as we reposition the company for growth in 2019. However, when we considered the seasonal increases that were required to hit our previous projection, coupled with our pruning efforts and continued growth investments, we made a decision to lower our 2018 Adjusted EBITDA projection to a range of $230 to $235 million.”
Third Quarter 2018 Results
Total revenues for the third quarter of 2018 increased 44.9% to $443.9 million from $306.3 million for the third quarter of 2017. Same-facility revenues for the third quarter of 2018 increased 11.4% from the same period last year, with a 10.5% increase in revenue per case and a 0.9% increase in same facility cases. For the third quarter of 2018, the Company’s net loss attributable to common stockholders was $29.2 million compared to $31.8 million for the same period last year. For the third quarter of 2018, the Company’s Adjusted EBITDA increased 153.8% to $59.0 million compared to $23.2 million for the same period last year.
Year to Date 2018 Results
Total revenues year to date 2018 increased 48.3% to $1,306.1 million from $880.9 million for the same period last year. Same-facility revenues year to date 2018 increased 4.6% from the same period last year, with a 6.2% increase in revenue per case offset by a 1.5% decrease in same facility cases. For year to date 2018, the Company’s net loss attributable to common stockholders was $81.9 million compared to $39.0 million for the same period last year. For year to date 2018, the Company’s Adjusted EBITDA increased 60.8% to $161.5 million compared to $100.4 million for the same period last year.

Liquidity
Surgery Partners had cash and cash equivalents of $79.1 million at September 30, 2018 and availability of approximately $60.5 million under its revolving credit facility. Net operating cash inflow, including operating cash flow less distributions to non-controlling interests, was $5.1 million for the third quarter of 2018. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement was 7.75x at the end of the third quarter of 2018.
Guidance
The Company is revising its full-year 2018 guidance to revenue in the range of $1.75 to $1.80 billion and Adjusted EBITDA in the range of $230 million to $235 million. The Company now expects to deploy at least $100 million in capital for acquisitions in FY’18.
Conference Call Information
Surgery Partners will hold a conference call today, November 7, 2018 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-855-327-6837, or for international callers, 1-631-891-4304. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10005798. The replay will be available until November 21, 2018.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth and our anticipated operating results for 2018 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and adjusted net (loss) income, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.
In connection with the Preferred Private Placement and the Private Sale, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017, the Company elected to apply “pushdown” accounting with the change of control effective August 31, 2017, by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. Accordingly, the consolidated financial statements of the Company for periods before and after August 31, 2017 will reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Throughout the Company's condensed consolidated financial statements and the accompanying notes therein to be filed no later than November 9, 2018, periods prior to the change of control are identified as "Predecessor" and periods after the change of control are identified as "Successor."

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$443,932	$306,337	$1,306,076	$880,873
Operating expenses:
Salaries and benefits	131,441	103,024	395,196	282,933
Supplies	120,123	83,106	355,701	228,350
Professional and medical fees	34,902	25,483	107,294	69,185
Lease expense	21,629	16,061	64,910	43,361
Other operating expenses	26,194	19,022	78,590	51,267
Cost of revenues	334,289	246,696	1,001,691	675,096
General and administrative expenses	19,478	20,378	69,729	54,574
Depreciation and amortization	16,945	10,929	49,379	33,454
Provision for doubtful accounts	11,555	8,524	25,788	19,987
Income from equity investments	(1,861)	(1,608)	(6,283)	(3,860)
Loss on disposals and deconsolidations, net	12,631	447	15,875	2,048
Transaction and integration costs	7,099	5,326	23,771	8,567
Loss on debt refinancing	—	18,211	—	18,211
Gain on litigation settlement	—	—	—	(3,794)
Gain on acquisition escrow release	—	(1,000)	—	(1,000)
Other (income) expense	(1,207)	4	(3,601)	(300)
Total operating expenses	398,929	307,907	1,176,349	802,983
Operating income (loss)	45,003	(1,570)	129,727	77,890
Gain on amendment to tax receivable agreement	—	16,392	—	16,392
Interest expense, net	(37,159)	(34,030)	(107,368)	(84,812)
Income (loss) before income taxes	7,844	(19,208)	22,359	9,470
Income tax expense (benefit)	5,825	(20,929)	10,905	(18,300)
Net income	2,019	1,721	11,454	27,770
Less: Net income attributable to non-controlling interests	(23,000)	(15,305)	(69,418)	(48,579)
Net loss attributable to Surgery Partners, Inc.	(20,981)	(13,584)	(57,964)	(20,809)
Less: Amounts attributable to participating securities (1)	(8,245)	(18,199)	(23,973)	(18,199)
Net loss attributable to common stockholders	$(29,226)	$(31,783)	$(81,937)	$(39,008)

Net loss per share attributable to common stockholders
Basic	$(0.61)	$(0.66)	$(1.71)	$(0.81)
Diluted (2)	$(0.61)	$(0.66)	$(1.71)	$(0.81)
Weighted average common shares outstanding
Basic	48,037,634	48,203,265	48,020,369	48,143,359
Diluted (2)	48,037,634	48,203,265	48,020,369	48,143,359

(1) Includes dividends accrued during the three and nine months ended September 30, 2018 and 2017 for the Series A Preferred Stock. The Series A Preferred Stock does not participate in undistributed losses.
(2) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	September 30, 2018	December 31, 2017

Balance Sheet Data (at period end):
Cash and cash equivalents	$79,123	$174,914
Total current assets	463,318	563,225
Total assets	4,558,664	4,622,773

Current maturities of long-term debt	54,106	58,726
Total current liabilities	295,586	303,005
Long-term debt, less current maturities	2,118,567	2,130,556
Total liabilities	2,661,464	2,656,041

Non-controlling interests—redeemable	317,541	299,316
Redeemable preferred stock	350,893	330,806

Total Surgery Partners, Inc. stockholders' equity	571,072	654,731
Non-controlling interests—non-redeemable	657,694	681,879
Total stockholders' equity	1,228,766	1,336,610

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$29,414	$10,025	$99,054	$66,496
Investing activities	(11,788)	(718,364)	(66,611)	(747,559)
Capital expenditures	(10,674)	(5,511)	(26,618)	(20,613)
Payments for acquisitions, net of cash acquired	(7,319)	(712,853)	(55,213)	(727,016)
Financing activities	(34,572)	851,006	(128,234)	811,065
Distributions to non-controlling interests	(24,315)	(19,946)	(80,091)	(56,787)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Other Data:
Number of surgical facilities as of the end of period	124	124	124	124
Number of consolidated surgical facilities as of the end of period	105	109	105	109

Cases	127,199	111,674	383,713	332,261
Revenue per case	$3,490	$2,743	$3,404	$2,651
Adjusted EBITDA	$58,988	$23,244	$161,465	$100,406
Adjusted EBITDA as a % of revenues	13.3%	7.6%	12.4%	11.4%
Adjusted EPS- Basic	$(0.19)	$(0.39)	$(0.63)	$(0.37)
Adjusted EPS- Diluted	$(0.19)	$(0.39)	$(0.63)	$(0.37)

SURGERY PARTNERS, INC.
Supplemental Information
(Amounts in thousands, except cases and growth rates)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Same-facility Information:
Cases (3)	136,919	135,742	412,599	418,919
Case growth	0.9%	N/A	(1.5)%	N/A
Revenue per case (3)	$3,460	$3,132	$3,376	$3,178
Revenue per case growth	10.5%	N/A	6.2%	N/A

(3) Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services and optical services that complement our surgical facilities in our existing markets.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Segment Revenues:
Surgical facility services	$420,514	$293,360	$1,234,984	$814,320
Ancillary services	20,719	10,184	62,655	58,036
Optical services	2,699	2,793	8,437	8,517
Total revenues	$443,932	$306,337	$1,306,076	$880,873

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Adjusted EBITDA:
Surgical facility services	$74,525	$48,673	$216,540	$146,859
Ancillary services	875	(12,002)	2,925	(7,791)
Optical services	571	748	2,087	2,407
All other	(16,983)	(14,175)	(60,087)	(41,069)
Total adjusted EBITDA	$58,988	$23,244	$161,465	$100,406

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands)

The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Condensed Consolidated Statements of Operations Data (4):
Income before income taxes	$7,844	$(19,208)	$22,359	$9,470
Minus:
Net income attributable to non-controlling interests	23,000	15,305	69,418	48,579
Plus:
Interest expense, net	37,159	34,030	107,368	84,812
Depreciation and amortization	16,945	10,929	49,379	33,454
EBITDA	38,948	10,446	109,688	79,157
Plus (minus):
Equity-based compensation expense	1,526	3,311	6,303	5,380
Transaction, integration and acquisition costs (5)	7,489	6,406	25,419	11,134
Reserve adjustments (6)	(2,109)	—	2,670	—
Loss on disposals and deconsolidations, net	12,631	447	15,875	2,048
Contingent acquisition compensation expense	503	1,815	1,510	5,662
Gain on litigation settlement	—	—	—	(3,794)
Gain on acquisition escrow release	—	(1,000)	—	(1,000)
Gain on amendment to tax receivable agreement	—	(16,392)	—	(16,392)
Loss on debt refinancing	—	18,211	—	18,211
Adjusted EBITDA	$58,988	$23,244	$161,465	$100,406

(4) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” it is referring to income before income taxes adjusted for: (a) net income attributable to non-controlling interests, (b) depreciation and amortization, (c) interest expense, net, (d) equity-based compensation expense, (e) contingent acquisition compensation expense, (f) transaction, integration and acquisition costs, (g) reserve adjustments, (h) loss on disposals and deconsolidations, net, (i) gain on litigation settlement, (j) gain on acquisition escrow release, (k) gain on amendment to tax receivable agreement and (l) loss on debt refinancing. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(5) This amount includes transaction and integration costs of $7.1 million and $5.3 million for the three months ended September 30, 2018 and 2017, respectively, and acquisition costs of $0.4 million and $1.1 million for the three months ended September 30, 2018 and 2017, respectively. This amount includes transaction and integration costs of $23.8 million and $8.6 million for the nine months ended September 30, 2018 and 2017, respectively, and acquisition costs of $1.6 million and $2.6 million for the nine months ended September 30, 2018 and 2017, respectively.
(6) This amount represents adjustments to revenue in connection with applying consistent policies across the combined company as a result of the integration of Surgery Partners and NSH.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except shares and per share amounts)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net (loss) income per share attributable to common stockholders as a supplement to its comparable GAAP measure of net (loss) income per share attributable to common stockholders. Adjusted net (loss) income per share attributable to common stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net (loss) income per share attributable to common stockholders are significant components in understanding and assessing financial performance. Adjusted net (loss) income per share attributable to common stockholders should not be considered in isolation or as an alternative to net income per share attributable to common stockholders as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net (loss) income used to calculate adjusted net (loss) income per share attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Consolidated Statements of Operations Data:
Net Income	$2,019	$1,721	$11,454	$27,770
Minus:
Net income attributable to non-controlling interests	23,000	15,305	69,418	48,579
Amounts attributable to participating securities (7)	8,245	18,199	23,973	18,199
Plus (minus):
Equity-based compensation expense	1,526	3,311	6,303	5,380
Transaction, integration and acquisition costs	7,489	6,406	25,419	11,134
Reserve adjustments	(2,109)	—	2,670	—
Loss on disposals and deconsolidations, net	12,631	447	15,875	2,048
Contingent acquisition compensation expense	503	1,815	1,510	5,662
Gain on litigation settlement	—	—	—	(3,794)
Gain on amendment to tax receivable agreement	—	(16,392)	—	(16,392)
Gain on acquisition escrow release	—	(1,000)	—	(1,000)
Loss on debt refinancing	—	18,211	—	18,211
Adjusted net loss attributable to common stockholders	$(9,186)	$(18,985)	$(30,160)	$(17,759)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.19)	$(0.39)	$(0.63)	$(0.37)
Diluted (8)	$(0.19)	$(0.39)	$(0.63)	$(0.37)
Weighted average common shares outstanding
Basic	48,037,634	48,203,265	48,020,369	48,143,359
Diluted (8)	48,037,634	48,203,265	48,020,369	48,143,359

(7) Includes dividends accrued during the three and nine months ended September 30, 2018 and 2017 for the Series A Preferred Stock. The Series A Preferred Stock does not participate in undistributed losses.
(8) The impact of potentially dilutive securities for the three and nine months ended September 30, 2018 and 2017, was not considered because the effect would be anti-dilutive in each of those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com